     As filed with the Securities and Exchange Commission on August 29, 2002
                                                      Registration No. 333-_____

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                                US ONCOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

                       16825 Northchase Drive, Suite 1300
                              Houston, Texas 77060
                    (Address of principal executive offices)
                                   (Zip Code)

           Delaware                                           84-1213501
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                          -----------------------------

                                US ONCOLOGY, INC.
                2002 KEY EXECUTIVE PERFORMANCE STOCK OPTION PLAN
                            (Full title of the plan)

                          -----------------------------

                                Phillip H. Watts
                                 General Counsel
                                US Oncology, Inc.
                       16825 Northchase Drive, Suite 1300
                              Houston, Texas 77060
                     (Name and address of agent for service)

                                 (832) 601-8766
          (Telephone number, including area code, of agent for service)

                          -----------------------------

                                    Copy to:
                               John B. Clutterbuck
                 Andrews & Kurth, Mayor, Day & Caldwell, L.L.P.
                          600 Travis Street, Suite 4200
                              Houston, Texas 77002
                                 (713) 220-4200

                          -----------------------------


                         CALCULATION OF REGISTRATION FEE

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        Title of each class of              Amount to be         Proposed maximum         Proposed maximum           Amount of
      securities to be registered            registered         offering price per       aggregate offering       registration fee
                                                                     share(1)                 price(1)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per share       5,000,000                $8.53                  $42,650,000               $3,924
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement (the "Registration Statement") in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The latest annual report on Form 10-K of US Oncology, Inc. (the "Registrant"), filed on March 29, 2002, for its fiscal year ended December 31, 2001;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

          (c) The description of the Registrant's common stock contained in the registration statement pursuant to which the Registrant's shares of common stock were registered under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

     The legality of the common stock offered hereby is being passed upon for the Registrant by Andrews & Kurth, Mayor, Day & Caldwell L.L.P., Houston, Texas.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation provides that the Registrant's directors are not liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to a corporation the power to indemnify each of its officers and directors against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of such corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The amended and restated bylaws of the Registrant provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was an officer or director of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Registrant has purchased and maintains a directors' and officers' liability policy for such purposes.

     Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

     Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement.

Item 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in a post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which is incorporated by reference in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; or

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     See Item 6, "Indemnification of Directors and Officers," for the undertaking pursuant to Item 512(h) of Regulation S-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 29, 2002.

                              US ONCOLOGY, INC.


                              By: /s/ Bruce D. Broussard
                                  ----------------------------------------------
                                  Bruce D. Broussard
                                  Chief Financial Officer


                                POWER OF ATTORNEY

     Each of the undersigned directors and officers of US Oncology, Inc. does hereby constitute and appoint R. Dale Ross and Bruce D. Broussard, and each of them, with full power of substitution, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and behalf in the undersigned's capacities as director and/or officer, and to execute any and all instruments for the undersigned and in the undersigned's name in the capacities indicated below which such person or persons may deem necessary or advisable to enable US Oncology, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for the undersigned in the capacities indicated below any and all amendments (including post-effective amendments) hereto, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                     Title                               Date
                   ---------                                     -----                               ----

  /s/ R. Dale Ross                               Chairman of the Board, Chief Executive             August 29, 2002
  ----------------------------------------               Officer and Director
  R. Dale Ross                                       (Principal Executive Officer)


  /s/ Bruce D. Broussard                           Chief Financial Officer (Principal               August 29, 2002
  ----------------------------------------          Financial and Accounting Officer)
  Bruce D. Broussard


  /s/ Russell L. Carson                                         Director                            August 29, 2002
  ----------------------------------------
  Russell L. Carson


                   Signature                                     Title                               Date
                   ---------                                     -----                               ----

/s/ J. Taylor Crandall                                          Director                            August 29, 2002
----------------------------------------
J. Taylor Crandall


/s/ James E. Dalton                                             Director                            August 29, 2002
----------------------------------------
James E. Dalton


/s/ Lloyd K. Everson, M.D.                                      Director                            August 29, 2002
----------------------------------------
Lloyd K. Everson, M.D.


/s/ Stephen E. Jones, M.D.                                      Director                            August 29, 2002
----------------------------------------
Stephen E. Jones, M.D.


/s/  Richard B. Mayor                                           Director                            August 29, 2002
----------------------------------------
Richard B. Mayor


/s/ Robert A. Ortenzio                                          Director                            August 29, 2002
----------------------------------------
Robert A. Ortenzio


/s/ Boone Powell, Jr.                                           Director                            August 29, 2002
----------------------------------------
Boone Powell, Jr.


/s/ Burton S. Schwartz, M.D.                                    Director                            August 29, 2002
----------------------------------------
Burton S. Schwartz, M.D.

                                  EXHIBIT INDEX

   Exhibit No.                      Description
   -----------                      -----------
         4.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to, and incorporated by reference from, the Registrant's Form 8-K/A filed June 17,
                    1999).

         4.2 Amended and Restated Bylaws of the Registrant, with Amendment effective March 22, 2001 (filed as Exhibit 3.2 to, and incorporated by reference from, the Registrant's Form 10-K filed on March 28, 2001).

         4.3 US Oncology, Inc. 2002 Key Executive Performance Stock Option Plan and Agreement (filed as Exhibit 10.1 to, and incorporated by reference from, the Registrant's Form 10-Q filed on August 13, 2002) 5 Opinion of Andrews & Kurth, Mayor, Day & Caldwell L.L.P.

         5          Opinion of Andrews & Kurth, Mayor, Day & Caldwell L.L.P.

        23.1        Consent of PricewaterhouseCoopers LLP.

        23.2        Consent of Andrews & Kurth, Mayor, Day & Caldwell L.L.P.
                    (included in Exhibit 5).

          24 Powers of Attorney (included on signature page of this Registration Statement).